Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 22, 2015 relating to the financial statements, which appears in eHi Car Services Limited’s Annual Report on Form 20-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Pricewaterhouse Coopers Zhong Tian LLP

Shanghai, the People’s Republic of China
May 21, 2015

普华永道中天会计师事务所(特殊普通合伙)
PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center
2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC
T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com